SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2006

ALLIANCE IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction	(I.R.S. Employer Identification
of Incorporation)	(Commission File Number)	Number)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806
(Address of principal executive offices, including zip code)

714-688-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           On December 14, 2006, after a review of industry comparable data and consideration of various relevant factors, the Compensation Committee of the Board of Directors established 2007 base compensation levels and target bonuses for Paul S. Viviano and Howard K. Aihara, the Company’s Chief Executive Officer and Chief Financial Officer, respectively.  The 2007 base compensation levels for Mr. Viviano and Mr. Aihara reflect increases to their 2006 base compensation amounts.  As a result of these actions, Mr. Viviano’s 2007 annual base compensation will be $500,000 and his 2007 target bonus percentage is 85% of base compensation.  Mr. Aihara’s 2007 annual base compensation will be $250,000 and his 2007 target bonus percentage is 75% of base compensation.

Item 9.01:  Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2006		ALLIANCE IMAGING, INC.

	By:	/s/ Paul S. Viviano
Name: Paul S. Viviano
Title: Chairman of the Board and Chief Executive Officer